EXHIBIT 32.1
CERTIFICATION
     In connection with the Annual Report on Form 10-K of Stonepath Group, Inc. for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jason F. Totah, Chief Executive Officer, and Robert Arovas, President and Chief Financial Officer, of the Company, certify that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 31, 2006

By:	/s/ Jason F. Totah

Jason F. Totah

By:	/s/ Robert Arovas

Robert Arovas
This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to Stonepath Group, Inc. and will be retained by Stonepath Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.